CERTIFICATE OF AMENDMENT
                                                   TO
                                  RESTATED CERTIFICATE OF INCORPORATION
                                                   OF
                                     NORTH AMERICAN CHEMICAL COMPANY


         The undersigned officers, Robert E. Fowler, Jr. and Rose Marie Williams, President and CEO, and Secretary, respectively of North American
Chemical Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify that:

1. Paragraph FIRST of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:

                   "FIRST:   The name of the corporation is IMC Chemicals Inc."

2. This Certificate of Amendment was duly adopted by the sole director and sole voting stockholder of the Corporation according to the provisions of Sections 141(f), 229 and 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names this 1st day of May, 1998.

                                                NORTH AMERICAN CHEMICAL
                                                COMPANY

     [seal]
                                                By:  /s/ Robert E. Fowler, Jr.
                                                         Robert E. Fowler, Jr.
     Attest:


      /s/ Rose Marie Williams
     Rose Marie Williams
     Secretary